Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 of Nexa Resources S.A. of our report dated October 9, 2017 relating to the financial statements, which appears in such Amendment No. 1 to the Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes
Curitiba — Paraná - Brazil
October 9, 2017